Exhibit 21

SUBSIDIARIES OF SYSTEMAX INC.

Company Name	Jurisdiction
CircuitCity.com Inc.	USA (Delaware)
Distribución Industrial Globales, S. de R.L. de C.V.	Mexico
DotDeal Inc.	USA (Florida)
Global Computer Supplies Inc.	USA (New York)
Global Directmail B.V.	Netherlands
Global Equipment Company Inc.	USA (New York)
Global Gov/Ed Solutions Inc.	USA (Delaware)
Global Government & Education Inc.	USA (Delaware)
Global Industrial Canada Inc.	Canada
Global Industrial Distribution Inc.	USA (Delaware)
Global Industrial Holdings LLC	USA (Delaware)
Global Industrial Marketplace Inc.	USA (Delaware)
Global Industrial Mexico Holdings Inc.	USA (Delaware)
Global Industrial Mexico Holdings II Inc.	USA (Delaware)
Global Industrial Services Inc.	USA (Delaware)
I-Com Software Eurl	France
Infotel Distributors Inc.	USA (Delaware)
Inmac Wstore S.A.S.	France
Misco AB	Sweden
Misco Computer Supplies Limited (dormant)	United Kingdom
Misco European Services Limited (dormant)	United Kingdom
Misco Germany Inc.	USA (New York)
Misco Iberia Computer Supplies S.L.	Spain
Misco Ireland Limited	Ireland
Misco Nederland B.V.	Netherlands
Misco UK Limited	United Kingdom
New SAH Corp.	USA (Delaware)
Nexel Industries Inc.	USA (New York)
OnRebate.com Inc.	USA (Delaware)
Papier Catalogues Inc.	USA (New York)
Rebate Holdings LLC	USA (Delaware)
Simply Computers Limited (dormant)	United Kingdom
Software Licensing Center Inc.	USA (Florida)
Streak Products Inc.	USA (Delaware)
Systemax Business Services K.F.T.	Hungary
Systemax EMEA Technology Group Limited	United Kingdom
Systemax Europe Sarl	Luxembourg
Systemax Global Solutions Inc.	USA (Delaware)
Systemax Italy S.R.L.	Italy
Systemax OY	Finland

Systemax Polska Sp. Z.o.o.	Poland
Systemax Puerto Rico Inc.	USA (Puerto Rico)
SYX Distribution Inc.	USA (Delaware)
SYX North American Tech Holdings LLC	USA (Delaware)
SYX S.A. Holdings Inc.	USA (Delaware)
SYX S.A. Holdings II Inc.	USA (Delaware)
SYX Services Inc.	USA (Delaware)
SYX Services Private Limited	India
Target Advertising Inc.	USA (Delaware)
Tek Serv Inc.	USA (Delaware)
TigerDirect Inc.	USA (Florida)
TigerDirect Retail Services Inc.	USA (Delaware)
TigerDirect.ca Inc.	Canada
Worldwide Rebates Inc.	USA (Florida)
Wstore Europe S.A.S.	France
Wstore UK (dormant)	United Kingdom